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                                                                     EXHIBIT 5




                                 June 30, 1995



Epitope, Inc.
8505 S.W. Creekside Place
Beaverton, Oregon  97005

            Subject:    Epitope, Inc.
                        Registration Statement on Form S-8
                        Relating to 1991 Stock Award Plan

Ladies and Gentlemen:

            Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Epitope, Inc., an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 550,000 shares of Company's common stock, no par value ("Common Stock"), to be issued under Company's 1991 Stock Award Plan, as amended and restated (the "Amended Plan"), together with options and other rights related thereto.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

            Based on the foregoing, it is our opinion that:

            1. The Amended Plan has been duly adopted and approved by all necessary corporate action and when options or other rights relating to the 550,000 shares of Common Stock referred to above have been granted in accordance with the Amended Plan, such options or rights will have been legally issued.

            2. The 550,000 shares of Common Stock referred to above have been duly authorized and reserved for issuance.

            3. When such shares are issued and sold by Company upon exercise of options or pursuant to other rights duly granted under the Amended Plan in compliance with state securities laws while the Registration Statement is effective, and when payment for such shares to the extent and in the manner required by the Amended Plan is received by Company, such shares will be legally issued, fully paid and nonassessable.

            We consent to the use of this opinion in the Registration Statement and in any amendments thereof.

                              Very truly yours,



                              MILLER, NASH, WIENER, HAGER & CARLSEN